Exhibit (b)(36)


                                                                [Conformed Copy]

















                             ILLINOIS POWER COMPANY

                                       TO

                         HARRIS TRUST AND SAVINGS BANK,

                                   as Trustee






                             Supplemental Indenture

                          DATED AS OF DECEMBER 1, 1997


                                       TO


                           Mortgage and Deed of Trust

                             DATED NOVEMBER 1, 1943

SUPPLEMENTAL INDENTURE, dated as of the first day of December, Nineteen hundred and ninety-seven (1997) (the "Supplemental Indenture"), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois (the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated November 1, 1943.

     WHEREAS, the Company has heretofore executed and delivered its Mortgage and Deed of Trust dated November 1, 1943 (the "Original Indenture"), to the Trustee, for the security of the First Mortgage Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

     WHEREAS,  the Company  desires to amend the  Original  Indenture in certain
respects,   and  in  connection  therewith  has  complied  with  the  applicable provisions of Articles XIV and XV of the Original Indenture; and

     WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized:

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     THAT Illinois Power Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Original Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Original Indenture, for the benefit of those who shall hold the Bonds and coupons, if any, appertaining thereto, as follows:

                                   ARTICLE I

                         AMENDMENT OF ORIGINAL INDENTURE


Section 1. The Original Indenture is hereby amended to delete the terms "St. Clair bonds" and "St. Clair mortgage" and all references thereto.

Section 2. Article I of the Original Indenture, "Definitions," is hereby amended in the following respects:

     (a) The definition of "Net bondable value of property additions not subject to an unfunded prior lien" is hereby amended by changing the fractions set forth in each of Subdivisions (e)(1) and (f) thereof from "ten-sixths (10/6ths)" to "133 1/3%."

     (b) The definition of "Net bondable value of property additions subject to an unfunded prior lien" is hereby amended by changing the fractions set forth in each of Subdivisions (c) and (d) thereof from "ten-sixths (10/6ths)" to "133 1/3%."

     (c) The definition of "Net earnings of the Company available for interest and property retirement appropriations" is hereby amended and restated in its entirety as follows:

               "The term net earnings of the Company available for interest and property retirement appropriations shall mean the net earnings of the Company ascertained as follows, specifying:

               (a) its operating revenues (which may include revenues of the Company subject when collected or accrued to possible refund at a future date) with the principal divisions thereof.

               (b) its operating expenses, with the principal divisions thereof, excluding (A) expenses for income, profits and other taxes measured by, or dependent on, net income, (B) provisions for reserves for renewals, replacements, depreciation, depletion or retirement of property (or any expenditures therefor), or provisions for amortization of property, (C) expenses or provisions for interest on any indebtedness of the Company, for the amortization of debt discount, premium, expense or loss on reacquired debt, for any maintenance and replacement, improvement or sinking fund or other device for the retirement of any indebtedness, or for other amortization, (D) expenses or provisions for any non-recurring charge to income or to retained earnings of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring charge in the Company's books of account, and (E) provisions for any refund of revenues previously collected or accrued by the Company subject to possible refund;

               (c) the amount remaining after deducting the amount in clause (b) above from the amount in clause (a) above;

               (d) its rental revenues (net of rental expenses not included in clause (b) above);

               (e) the sum of the amounts in clauses (c) and (d);

               (f) its other income, which amount may include any portion of the allowance for funds used during construction and other income related to deferred costs (or any analogous amounts) which is not included in "other income" (or any analogous item) in the Company's books of account;

               (g) Net earnings of the Company available for interest and property retirement appropriations (being the sum of clauses (e) and (f) above).

               Notwithstanding anything herein to the contrary, neither profits nor loss from the sale or other disposition of property, nor non-recurring charges of any kind or nature, whether items of revenue or expense, shall be included in calculating net earnings of the Company available for interest and property retirement appropriations.

               If any of the property of the Company  owned by it at the time of calculating net earnings of the Company available for interest and property retirement appropriations (a) shall have been acquired during or after any period for which net earnings of the Company available for interest and property retirement appropriations are to be computed, (b) shall not have been acquired in exchange or substitution for property the net earnings of which have been included in the net earnings of the Company available for interest and property retirement appropriations, and (c) had been operated as a separate unit and items of revenue and expense attributable thereto are readily ascertainable, then the net earnings of such property (computed in the manner in this Section provided for the computation of the net earnings of the Company available for interest and property retirement appropriations) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included in the net earnings of the Company available for interest and property retirement appropriations, shall be so included."

     (d) The definition of "Net earnings of the Company available for interest after property retirement appropriations" and all references thereto are hereby deleted in their entirety.

Section 3. Article III of the Original Indenture, "Authentication and Delivery of Bonds," is hereby amended in the following respects:

     (a) Section 3, Subdivision (b)(1) is hereby amended by (i) changing the period "fifteen calendar months" to "eighteen calendar months," (ii) deleting the phrase "the greater of" and changing the figure "two and one-half" to "two," and (iii) deleting the phrase "or ten percent (10%) of the principal amount of".

     (b) Section 3, Subdivision (b)(2) and all references thereto are hereby deleted in their entirety.

     (c) The first paragraph of Section 4 is hereby amended by changing the percentage set forth in the first sentence thereof from 60% to 75%.

     (d) Section 4, Subdivisions (a)(7)(i) and (a)(8) are hereby amended by changing the fraction set forth in each such Subdivision thereof from "ten-sixths (10/6ths)" to "133 1/3%."

Section 4. Article IV of the Original Indenture, "Particular Covenants of the Company," is hereby amended in the following respects:

     (a) Section 6, Subdivision (a) is hereby amended by (i) deleting the phrase "such hazards and risks as are usually insured by companies similarly situated and operating like properties" and replacing in lieu thereof the word "fire," (ii) deleting the phrase "Fifty thousand dollars" and replacing in lieu thereof "the greater of Five Million Dollars ($5,000,000) or three per cent (3%) of the aggregate principal amount of the Bonds then outstanding under this Indenture, and (iii) deleting the phrase "hazards and risks covered thereby" in Subdivision
          (a)(1) and replacing in lieu thereof the word "fire."

     (b)  Section 6,  Subdivision  (b) is hereby  amended by deleting the phrase
          "Twenty five thousand dollars" and replacing in lieu thereof "the greater of Five Million Dollars or three per cent (3%) of the aggregate principal amount of Bonds then outstanding under this Indenture."

     (c) Section 6, Subdivision (c) is hereby amended by deleting the phrase "any insurance" and replacing in lieu thereof "any fire insurance required to be maintained by it pursuant to Subdivision (a) of this Section."

     (d) Section 14, Subdivision (a) is hereby amended by changing the percentage set forth therein from "50%" to "75%."

     (e) Section 14, Subdivision (b)(1) is hereby amended by (i) changing the period "fifteen calendar months" to "eighteen calendar months," (ii) deleting the phrase "the greater of" and changing the figure "two and one-half" to "two," and (iii) deleting the phrase "or ten percent (10%) of the principal amount of."

     (f) Section 14, Subdivision (b)(2) and all references thereto are hereby deleted in their entirety.

     (g) Section 16, Subdivisions (a)(1) and (a)(2) are hereby amended by changing the percentages set forth in each such Subdivision from "60%" to "75%."

     (h) Section 16, Subdivision (b)(1) is hereby amended by (a) changing the period "fifteen calendar months" to "eighteen calendar months," (b) deleting the phrase "the greater of" and changing the figure "two and one-half" to "two," and (c) deleting the phrase "or ten percent (10%) of the principal amount of, and."

     (i) Section 16, Subdivision (b)(2) and all references thereto are hereby deleted in their entirety.

     (j) Sections 24, 25 and 26 and all references thereto are hereby deleted in their entirety.

Section 5. Article VI of the Original Indenture, "Concerning Securities Held by the Trustee," is hereby amended to delete Sections 6, 7, 8, 9, 10, 11 and 12 and all references thereto in their entirety.

Section 6. Article VII of the Original Indenture, "Possession, Use and Release of Property," is hereby amended in the following respects:

     (a)  Section 3 is amended by adding the  following  paragraph at the end of
          Section 3:\

          "Notwithstanding any of the foregoing, if the property constituting part of the trust estate to be released is (i) capital stock of any Subsidiary owned by the Company, or (ii) secured funded indebtedness of any Subsidiary owned by the Company, the Company shall not be required to comply with any of the provisions of this Section 3."

     (b)  Article VII is hereby amended by adding the following new Section 9:

          "SECTION 9. Notwithstanding the other provisions of this Article VII, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release from the lien of this Indenture, any part of the property constituting part of the trust estate, or any part thereof, and the Trustee shall whenever from time to time requested by the Company, and without requiring compliance with any of the other provisions of this Article VII, release the same from the lien hereof all the right, title and interest of the Trustee in and to the same, provided either that:

               (a) the aggregate fair value of the property to be so released on any date in a given calendar year, together with all other property released pursuant to this Subdivision (a) in such calendar year, shall not exceed the greater of Five Million Dollars ($5,000,000) or one percent (1%) of the aggregate principal amount of the Bonds at the time outstanding, provided that there shall be delivered to the Trustee an engineer's certificate stating the fair value, in the judgment of the signers, of the property to be released, the aggregate fair value of all other property theretofore released pursuant to this Subdivision (a) in such calendar year and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof; or

               (b) the aggregate fair value of the property to be so released on any date in a given calendar year, together with all other property released pursuant to Subdivision (a) of this Section 9 or this Subdivision (b) in such calendar year, shall exceed the greater of Five Million Dollars ($5,000,000) or one percent (1%) of the aggregate principal amount of the Bonds at the time outstanding, but shall not exceed three percent (3%) of the aggregate principal amount of the Bonds at the time outstanding, provided that there shall be delivered to the Trustee an engineer's certificate stating the fair value, in the judgment of the signers, of the property to be released, the aggregate fair value of all other property theretofore released pursuant to Subdivision (a) of this Section 9 and this Subdivision (b) in such calendar year and, as to property additions, the cost thereof (or, if the fair value to the Company of such property at the time the same became property additions was less than the cost thereof, then such fair value, in the judgment of the signers, in lieu of cost), and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof. On or before December 1st of each year, the Company shall deposit with the Trustee an amount in cash equal to the aggregate cost of the properties constituting property additions so released pursuant to this Subdivision (b) during the previous calendar year (or, if the fair value to the Company of any particular property at the time the same became property additions was less than the cost thereof, then such fair value in lieu of cost); provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer's certificate delivered to the Trustee, have been deposited with the trustee or other holder of a funded prior lien, a unfunded prior lien or other lien prior to the lien of this Indenture in accordance with the provision thereof. Any cash deposited with the Trustee under this Subdivision (b) may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in this Article VII."

Section 7. Article VIII of the Original Indenture, "Application of Moneys Received by the Trustee," is hereby amended in the following respects:

     (a) The first paragraph of Section 1 is hereby amended and restated in its entirety as follows:

          "Section 1. Any moneys held by the Trustee as part of the trust estate (other than moneys received by the Trustee pursuant to Section 5(a) of Article III or on account of judgment liens or in order to make a prior lien a funded prior lien) shall be paid over from time to time by the Trustee to or upon the order of the Treasurer or an Assistant Treasurer of the Company, in amount equal to the cost, or the fair value to the Company if the fair value is less than the cost, of all property additions purchased, constructed or otherwise acquired by the Company not previously included within the definition of "net bondable value of property additions not subject to an unfunded prior lien" for purposes of issuing Bonds or withdrawing cash, but only upon the receipt by the Trustee of :"


     (b) Section 1, Subdivision (b)(1) is hereby amended by deleting the following in its entirety:

          "during the period specified in such certificate, commencing,

               (i) in the case of withdrawal of moneys received by the Trustee pursuant to Sections 3, 4 or 5 of Article VII upon the release of any property (other than obligations deposited pursuant to Section 3(d) of Article VII) from the lien of this Indenture, on a date not earlier than the date of the application for such release,

               (ii) in the case of withdrawal of moneys received by the Trustee upon the payment of principal of obligations deposited pursuant to
          Section 3(d) of Article VII, or upon the release of such obligations from the lien of this Indenture, on a date not earlier than the date of the application for the release of the property with respect to which such obligations were deposited,

               (iii) in the case of withdrawal of moneys deposited with the Trustee pursuant to Section 6 of Article IV, on the date of the loss or destruction of the property with respect to which such moneys were deposited, and

               (iv) in the case of withdrawal of any other moneys which may be withdrawn pursuant to this Section 1, on a date not earlier than the date of the receipt by the Trustee of such moneys."

     (c)  Section  3,   Subdivision  (a)  is  hereby  amended  by  changing  the
          percentage set forth therein from "60%" to "75%."

     (d) Section 8 and all references thereto are hereby deleted in their entirety.

Section 8. Article IX of the Original Indenture, "Remedies Upon Default," is hereby amended by deleting Section 1, Subdivisions (a) through (k) thereof and substituting therefor the following:

               "(a) failure to pay interest, if any, on any Bond within forty-five (45) days after the same becomes due and payable; or

               (b) failure to pay the principal of or premium, if any, on any Bond within three (3) business days after its maturity; or

               (c) failure to make any payment to any sinking, maintenance or other analogous fund within sixty (60) days after the same becomes due and payable;

               (d) failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of sixty (60) days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Bondholders of at least twenty-five percent (25%) in principal amount of the Bonds then outstanding under this Indenture, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default" hereunder, unless the Trustee, or the Trustee and the Bondholders of a principal amount of Bonds not less than the principal amount of Bonds the Bondholders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that that Trustee, or the Trustee and the Bondholders of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

               (e) the entry by a court having  jurisdiction  in the premises of
          (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

               (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors; or

               (g) an "Event of Default" under the General Mortgage Indenture and Deed of Trust, dated as of November 1, 1992 (the "1992 Mortgage"), from the Company to Harris Trust and Savings Bank, trustee, or a Matured Event of Default under any Prior Mortgage (as such terms are defined in the 1992 Mortgage); provided, however, that, anything in this Indenture to the contrary notwithstanding, the waiver of cure of such "Event of Default" or event of default and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding completed default under this Indenture and a rescission and annulment of the consequences thereof;"

Section 9. Article XII of the Original Indenture, "Consolidation, Merger and Sale," is hereby amended in the following respects:

     (a) Section 1, Subdivision (b)(1) is hereby amended by changing the percentage set forth therein from "50%" to "75%."

     (b) Section 1, Subdivision (b)(2) is hereby amended by (a) changing the period "fifteen calendar months" to "eighteen calendar months," (b) deleting the phrase "the greater of" and changing the figure "two and one-half" to "two," and (c) deleting the phrase "or ten percent (10%) of the principal amount of, and the net earnings of such other corporation available for interest after property retirement appropriations (determined in the manner provided in Article I) for the same twelve month period shall have amounted in the aggregate to at least two times the amount of the annual interest charges on".


                                   ARTICLE II

                                   THE TRUSTEE

     The Trustee hereby accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture set forth and upon the following terms and conditions:

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

          This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, said Illinois Power Company has caused this Indenture to be executed on its behalf by its Chairman and President, one of its Executive Vice Presidents, one of its Senior Vice Presidents or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the first day of December, nineteen hundred and ninety-seven.

                                                     ILLINOIS POWER COMPANY,


                                                     By /s/ Larry F. Altenbaumer
(CORPORATE SEAL)               Senior Vice President and Chief Financial Officer



ATTEST:


 /s/ Leah Manning Stetzner
                  Secretary


                                         HARRIS TRUST AND SAVINGS BANK, Trustee,


                                         By /s/ J. Bartolini
(CORPORATE  SEAL)                                    Vice President



 /s/ C. Potter
                  Assistant Secretary

STATE OF ILLINOIS )
                                    ) SS.
COUNTY OF MACON   )

     BE IT REMEMBERED, that on this 19th day of December, 1997, before me, the undersigned Teresa Stewart, a Notary Public within and for the County and State aforesaid, personally came Larry F. Altenbaumer, Senior Vice President and Chief Financial Officer, and Leah Manning Stetzner, Secretary, of Illinois Power Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such Senior Vice President, Chief Financial Officer and Secretary, respectively, and as free and voluntary act of said Illinois Power Company for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                           /s/ Teresa Stewart
                                           Notary Public, Macon County, Illinois

My Commission Expires September 17, 2001.

(NOTARIAL SEAL)

STATE OF ILLINOIS )
                                    ) SS.
COUNTY OF COOK    )

     BE IT REMEMBERED, that on this 17th day of December, 1997, before me, the undersigned Marianne Tinerella, a Notary Public within and for the County and State aforesaid, personally came J. Bartolini, Vice President, and C. Potter, Assistant Secretary, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, and as free and voluntary act of said Harris Trust and Savings Bank for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                            /s/ Marianne Tinerella
                                            Notary Public, Cook County, Illinois

My Commission Expires May 21, 2001.

(NOTARIAL SEAL)


CHI2:149570.5  03.06.98  10.41